Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Corporate High Yield Fund V, Inc.   (HYV)
BlackRock High Yield Trust   (BHY)
BlackRock Corporate High Yield Fund VI, Inc.   (HYT)
iShares iBoxx $ High Yield Corporate Bond Fund   (ISHHYLD)
BlackRock Corporate High Yield Fund III, Inc.   (CYE)
BlackRock Multi-Asset Income - High Yield Portfolio   (BR-INC-HY)
BlackRock High Income Shares   (HIS)
BlackRock Funds II, High Yield Bond Portfolio   (BR-HIYLD)
BlackRock Corporate High Yield Fund, Inc.   (COY)
AST BlackRock Global Strategies Portfolio - US High Yield   (PRU-AA-HY)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
10-25-2012

Security Type:
BND/CORP

Issuer
United Rentals (North America), Inc.   (2023)

Selling Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of Underwriter(s)
Merrill Lynch,Pierce,Fenner & Smith Incorporated,Morgan
Stanley & Co. LLC,Wells Fargo Securities,LLC,Barclays
Capital Inc.,,Citigroup Global Markets Inc.,Credit Suisse
Securities (USA) LLC,Scotia Capital (USA) Inc.,Deutsche
Bank Securities Inc.,,HSBC Securities (USA)
Inc.,Mitsubishi UFJ Securities (USA),Inc.,PNC Capital
Markets LLC


Transaction Details
Date of Purchase
10-25-2012

Purchase Price/Share
(per share / % of par)
$100.00

Total Commission, Spread or Profit
1.75

1. Aggregate Principal Amount Purchased (a+b)
$17,000,000

a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$9,145,000

b. Other BlackRock Clients
$7,855,000

2.  Aggregate Principal Amount of Offering
$400,000,000

Fund Ratio  [Divide Sum of #1 by #2]
Must be less than 0.25  (unless securities are Government Securities)
0.0425

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types
(see Definitions):
[x] U.S. Registered Public Offering [Issuer must have
 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have
 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have
 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3
 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
10-29-2012
Global Syndicate Team Member




Approved by:
Yesenia Peluso
Date:
10-29-2012
Senior Global Syndicate Team Member